Exhibit 99.1

TUCOWS REPORTS STRONG SECOND QUARTER FISCAL 2006 RESULTS

— Company Reports Record Revenue, Doubling of Adjusted EBITDA, Nineteenth Consecutive Quarter of Positive Cash Flow from Operations —

TORONTO, Canada — August 8, 2006 — Tucows Inc. (AMEX:TCX, TSX:TC) today reported financial results for the second quarter of fiscal 2006 ended June 30, 2006.

Highlights for the second quarter included:

•                  Successful completion of the acquisition and integration of Mailbank.com Inc. (NetIdentity);

•                  A 31% year-over-year increase in net revenue to a record $15.7 million;

•                  Net income of $0.2 million, notwithstanding $0.5 million of transitional costs related to the Critical Path hosted messaging asset acquisition;

•                  Adjusted EBITDA growth of 120% to $1.8 million;

•                  Cash flow from operations of $3.2 million, the Company’s nineteenth consecutive quarter of positive cash flow from operations;

•                  An 18% year-over-year increase in deferred revenue to a record $43.2 million; and

•                  The addition of three large hosted email customers.

“Our continued strong results for the quarter were driven by contributions across our range of service offerings, with almost 50% of gross margin generated by Internet services other than domain names,” said Elliot Noss, President and Chief Executive Officer, Tucows Inc. “Our revenue growth was driven about equally by organic growth and the contributions of our acquisitions.  Our hosted email business continues to perform above expectations following the Critical Path asset acquisition.  During the quarter, we added three significant customers.  This is a testament to the strength of Tucows’ reputation, the value of the acquired platform and our customer relationships.  At the same time, we are seeing continued leverage in our business model as evidenced by the decrease in our operating expenses as a percentage of revenue.”

Summary Financial Results
 (Numbers in Thousands of US Dollars, Except Per Share Data)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
Net Revenue	15,679	12,002	30,966	23,804
EBITDA	1,001	747	1,435	1,261
Adjusted EBITDA	1,759	800	3,265	1,818
Net Income	226	508	69	950
Net Income/Share	0.00	0.01	0.00	0.01
Cash Flow from Operations	3,220	1,475	5,054	2,130

Net revenue for the second quarter of fiscal 2006 increased 31% to $15.7 million from $12.0 million for the second quarter of fiscal 2005.  The increase was primarily the result of the acquisition of the hosted messaging assets of Critical Path, Inc., as well as a higher number of domain transactions and higher revenue from Internet services.

Net income for the second quarter of fiscal 2006 was $0.2 million, or $0.00 per share (notwithstanding $0.5 million of transitional costs related to the Critical Path hosted messaging asset acquisition) compared with $0.5 million, or $0.01 per share, for the second quarter of fiscal 2005.  Adjusted EBITDA for the second quarter of fiscal 2006 doubled to $1.8 million, or 11.2% of net revenue, from $0.8 million, or 6.7% of net revenue, for the corresponding quarter of last year.

Deferred revenue at the end the second quarter of fiscal 2006 was $43.2 million, an increase of 18% from

$36.6 million at the end of the second quarter of fiscal 2005 and an increase of 5% from $41.1 million at the end of the first quarter of fiscal 2006.

Cash, short-term investments and restricted cash at the end of the second quarter of fiscal 2006 decreased to $7.0 million from $15.8 million at the end of the second quarter of fiscal 2005 and $11.8 million at the end of the first quarter of fiscal 2006. The decrease compared to the end of the first quarter of fiscal 2006 is primarily the result of cash payments of $5.8 million for part of the purchase price of Mailbank.com Inc. (NetIdentity). The Company also invested $2.4 million in property and equipment, primarily to improve its Internet services infrastructure to take advantage of hosted email opportunities that are materializing earlier than expected and to strengthen the integrity of its network.  These investments were partially offset by positive cash flow from operations for the quarter of $3.2 million.

Cash flow from operations for the second quarter of fiscal 2006 included cash provided by working capital and other activities of $2.4 million and reflects changes in accounts receivable, accounts payable, accrued expenses, deferred revenue and prepaid domain name registry fees. The increases in accounts receivable and accounts payable were largely due to the Critical Path asset acquisition. Accounts payable was also impacted by the aforementioned investment in infrastructure.  The Company does not expect these levels of accounts receivable and accounts payable to continue.

EBITDA and Adjusted EBITDA

To assist financial statement users in their assessment of the Company’s historical performance and to project its future earnings and cash flows, the Company has included earnings before interest, taxes, depreciation and amortization (EBITDA). EBITDA is presented because it is an important supplemental measure of performance frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate EBITDA differently. EBITDA is not a measurement of financial performance under generally accepted accounting principles (GAAP) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with (GAAP). Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. See the Consolidated Statements of Cash Flows included in the attached financial statements.

Adjusted EBITDA represents EBITDA plus the additional adjustments described in the table below. Adjusted EBITDA is presented because it better represents ongoing business performance than EBITDA. The adjustments reflect the material amount of cash collected by the Company for domain registrations and other Internet services paid for the full term at the time of activation and deferred, net of prepaid fees. In addition, adjusted EBITDA reflects earnings and expenses considered as non-representative of ongoing business for the reasons specified below. Adjusted EBITDA is one of the primary measures the Company uses for planning and budgeting purposes and to monitor and evaluate Tucows’ financial and operating results. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See the Consolidated Statements of Cash Flows included in the attached financial statements.

Conference Call

Tucows will host a conference call today, Tuesday, August 8 2006, at 5:00 p.m. (ET) to discuss the Company’s second quarter fiscal 2006 results. To access the conference call via the Internet go to www.tucowsinc.com, and click on “Investor Relations.”

For those unable to join the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 1-800-408-3053 or 416-695-5800 and enter the pass code 3194148 followed by the pound key.  The telephone replay will be available until Tuesday, August 15, 2006, at midnight. To access the archived conference call via the Internet, go to www.tucowsinc.com and click on “Investor Relations.”

About Tucows

Tucows Inc. (AMEX:TCX, TSX:TC) provides Internet services and download libraries through a global distribution network of 6,000 service providers.  This distribution network primarily consists of web hosting companies, ISPs (Internet Service Providers) and other Internet related service companies.  These companies use Tucows’ provisioned services to offer solutions to their customers: enterprises, small and medium businesses and consumers.  Tucows is an accredited registrar with ICANN (the Internet Corporation for Assigned Names and Numbers) and earns most of its revenue from domain name registration services plus hosted email, spam and virus protection, Blogware, website building tools, the Platypus Billing System and digital certificates.  For more information, please visit:  www.tucowsinc.com

Contact:
Hilda Kelly

Investor Relations

Tucows Inc.

416-538-5493
ir@tucows.com

TUCOWS is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.

[NTD:  Financial statements to be added]

Tucows  Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

	June 30 2006	December 31, 2005
	(unaudited)

Assets

Current assets:
Cash and cash equivalents	$6,539,713	$17,348,088
Short-term investments	—	1,771,569
Restricted cash	422,458	60,000
Interest receivable	5,027	39,574
Accounts receivable	3,658,609	1,439,329
Prepaid expenses and deposits	2,830,814	1,999,820
Prepaid domain name registry and other Internet services fees, current portion	21,142,361	18,175,988
Cash held in escrow	584,382	—
Deferred tax asset, current portion	1,000,000	1,000,000
Total current assets	36,183,364	41,834,368

Prepaid domain name registry and other Internet services fees, long-term portion	8,907,236	7,701,939
Deferred acquisition costs	—	46,034
Property and equipment	5,654,796	1,542,671
Deferred tax asset, long-term portion	2,000,000	2,000,000
Intangible assets	18,848,118	1,006,080
Goodwill	5,694,046	1,951,067
Investment	353,737	353,737
Cash held in escrow	1,781,342	621,412
Total assets	$79,422,639	$57,057,308

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$5,405,505	$1,655,195
Accrued liabilities	3,009,736	1,417,035
Customer deposits	2,844,894	2,276,637
Deferred revenue, current portion	30,608,344	26,790,166
Accreditation fees payable, current portion	505,539	651,811
Note payable	2,122,930	—
Total current liabilities	44,496,948	32,790,844

Deferred revenue, long-term portion	12,621,678	11,079,537
Accreditation fees payable, long-term portion	132,222	94,785
Note payable	6,000,000	—

Stockholders’ equity:
Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 75,667,220 shares issued and outstanding at June 30, 2006 and 71,945,303 shares issued and outstanding at December 31, 2005	15,265,182	12,403,422
Additional paid-in capital	50,210,366	50,061,866
Deficit	(49,303,757)	(49,373,146)
Total stockholders’ equity	16,171,791	13,092,142
Total liabilities and stockholders’ equity	$79,422,639	$57,057,308

Tucows  Inc.
Consolidated Statements of Operations
(Dollar amounts in U.S. dollars)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005

Net revenues	$15,678,856	$12,002,138	$30,965,976	$23,803,844

Cost of revenues:
Cost of revenues (*)	10,066,262	7,586,612	19,994,116	14,807,817
Depreciation of property and equipment	669,256	124,143	1,194,175	206,080
Amortization of intangible assets	38,538	—	77,078	-
Total cost of revenues	10,774,056	7,710,755	21,265,369	15,013,897

Gross profit	4,904,800	4,291,383	9,700,607	8,789,947

Operating expenses:
Sales and marketing (*)	1,572,290	1,166,058	3,031,446	2,518,511
Technical operations and development (*)	2,090,723	1,356,058	4,411,439	2,678,843
General and administrative (*)	948,464	1,146,725	2,567,517	2,537,487
Depreciation of property and equipment	45,041	152,726	82,091	312,663
Amortization of intangible assets	112,591	59,040	205,884	118,080
Total operating expenses	4,769,109	3,880,607	10,298,377	8,165,584

Income (loss) from operations	135,691	410,776	(597,770)	624,363

Other income:
Interest income, net	102,662	96,856	205,553	174,104
Other income	—	—	473,606	-
Total other income	102,662	96,856	679,159	174,104

Income before provision for income taxes	238,353	507,632	81,389	798,467

Provision for (recovery of) income taxes	12,000	-	12,000	(151,975)

Net income for the period	$226,353	$507,632	$69,389	950,442

Basic earnings per share	$—	$0.01	$-	$0.01

Shares used in computing basic earnings per common share	72,527,662	65,991,867	72,555,539	67,376,440

Diluted earnings per share	$—	$0.01	$—	$0.01

Shares used in computing diluted earnings per common share	74,704,791	68,744,679	74,540,626	71,763,526

(*) Stock-based compensation has been included in operating expenses as follows:
Cost of revenues	$3,100	$—	$5,500	$—
Sales and marketing	$18,600	$—	$36,000	$—
Technical operations and development	$27,300	$—	$51,000	$—
General and administrative	$29,300	$—	$56,000	$—

Tucows  Inc.
Reconciliation of EBITDA and Adjusted EBITDA
(Dollar amounts in U.S. dollars)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005

Net income for the period	$226,353	$507,632	$69,389	$950,442
Depreciation of property and equipment	714,297	276,870	1,276,266	518,743
Amortization of intangible assets	151,129	59,040	282,962	118,080
Interest income, net	(102,662)	(96,856)	(205,553)	(174,104)
Provision for (recovery of) income taxes	12,000	—	12,000	(151,975)
EBITDA	1,001,117	746,686	1,435,064	1,261,186

Adjustments to EBITDA (1)
Change in prepaid fees for domain name registry and other Internet services fees	(1,858,622)	(835,394)	(4,171,670)	(2,837,609)
Change in deferred revenue	2,151,830	888,976	5,196,350	3,394,465
Transitional costs	464,579	—	1,278,842	—
Other income	—	—	(473,606)	—
Subtotal Adjustments to EBITDA	757,787	53,582	1,829,916	556,856

Adjusted EBITDA	$1,758,904	$800,268	$3,264,980	$1,818,042

(1) Adjustments to EBITDA

       We define Adjusted EBITDA as net income adjusted for depreciation, amortization, interest, taxes and further adjusted for certain cash and non-cash charges. For the six months ended June 30, 2006, we incurred $1,278,842 of transitional costs in connection with our acquisition of the Hosted Messaging assets of Critical Path. In addition, during the six months ended June 30, 2006, we received $473,606 in connection with settlements related to patents we acquired in the merger with Infonautics in 2001. The net amount of cash we collected for domain registrations and other Internet services paid for the full term at the time of activation and deferred, amounted to $1,024,680 for the six months ended June 30, 2006 compared to $556,856 for the six months ended June 30, 2005.

Tucows  Inc.
Consolidated Statements of Cash Flows
(Dollar amounts in U.S. dollars)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005

Cash provided by (used in):
Operating activities:
Net income for the period	$226,353	$507,632	$69,389	$950,442
Items not involving cash:
Depreciation of property and equipment	714,297	276,870	1,276,266	518,743
Amortization of intangible assets	151,129	59,040	282,962	118,080
Unrealized change in the fair value of forward exchange contracts	(378,846)	—	(195,902)	107,628
Stock-based compensation	78,300	—	148,500	-
Change in non-cash operating working capital:
Interest receivable	(3,047)	—	34,547	-
Accounts receivable	(335,071)	(8,380)	(2,162,713)	(159,977
Prepaid expenses and deposits	(24,292)	83,467	(20,879)	410,803
Prepaid fees for domain name registry and other Internet services fees	(1,858,622)	(835,394)	(4,171,670)	(2,837,609
Accounts payable	2,577,875	(103,675)	3,070,542	(60,713
Accrued liabilities	(259,966)	335,452	1,067,114	(675,339
Customer deposits	420,423	(30,742)	568,257	(108,869
Deferred revenue	2,151,830	888,976	5,196,350	3,394,465
Accreditation fees payable	(240,100)	301,495	(108,836)	472,352
Cash provided by operating activities	3,220,263	1,474,741	5,053,927	2,130,006

Financing activities:
Proceeds received on exercise of stock options	27,401	5,416	55,410	186,439
Cash provided by financing activities	27,401	5,416	55,410	186,439

Investing activities:
Additions to property and equipment	(2,405,146)	(625,169)	(3,291,425)	(826,077
Decrease (increase) in investment in short-term investments	72,000	(7,771,453)	1,771,569	(7,771,453
Decrease (increase) in restricted cash - being margin security against forward exchange contracts	190,042	—	(362,458)	460,398
Acquisition of Mailbank.com Inc., net of cash acquired	(5,830,902)	—	(5,830,902)	-
Acquisition of Hosted Messaging Assets, net of cash acquired	163,969	—	(6,419,485)	-
(Decrease) increase in cash held in escrow	(18,507)	396,604	(1,785,011)	392,888
Cash used in investing activities	(7,828,544)	(8,000,018)	(15,917,712)	(7,744,244

Decrease in cash and cash equivalents	(4,580,880)	(6,519,861)	(10,808,375)	(5,427,799
Cash and cash equivalents, beginning of period	11,120,593	15,007,050	17,348,088	13,914,988
Cash and cash equivalents, end of period	$6,539,713	$8,487,189	$6,539,713	$8,487,189